SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 2, 2004

ESCO TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in Charter)

Missouri (State or Other Jurisdiction of Incorporation)	1-10596 (Commission File Number)	43-1554045 (I.R.S. Employer Identification No.)

8888 Ladue Road, Suite 200, St. Louis, Missouri (Address of Principal Executive Offices)	63124-2056 (Zip Code)

Registrant's telephone number, including area code: 314-213-7200

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURES

On April 2, 2004, the Registrant completed the sale of 100% of the capital stock of two of its indirect wholly-owned subsidiaries, PTI Advanced Filtration Inc. ("PTI Advanced") and PTI Technologies Limited ("PTI Limited") to domnick hunter holdings, inc. and domnick hunter limited, respectively. The purchase price of the stock was $18 million in cash, which was arrived at through arms-length negotiations. The Registrant was assisted in the transaction by an independent financial advisor. PTI Advanced (located in Oxnard, California) and PTI Limited (located in Sheffield, England) composed two of the Registrant's three microfiltration and separations businesses. The remaining such business, PTI S.p.A. (located in Milan, Italy), continues to be actively marketed for sale.

SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESCO TECHNOLOGIES INC.

Dated: April 5, 2004	By: /s/ A. S. Barclay A. S. Barclay Vice President, Secretary and General Counsel